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                                                                   EXHIBIT 10.25

                                    SUBLEASE

     THIS SUBLEASE, made as of the 20th day of August, 1999, by and between SATURN ELECTRONICS & ENGINEERING, INC., a Michigan corporation, whose address is 255 Rex Boulevard, Auburn Hills, MI 48326 ("Saturn"), and MSX INTERNATIONAL ENGINEERING SERVICES, INC., a Delaware corporation, whose address is 275 Rex Boulevard, Auburn Hills, MI 48326 ("Sublessee").

                                   WITNESSETH:

1. LETTING CLAUSE. Saturn agrees to sublease to Sublessee a portion of the premises located at 255 Rex Boulevard, the City of Auburn Hills, Oakland County, Michigan (the "Property"), which portion of the Property is identified on Exhibit A as Area l office (6385 square feet), Area 2 office (4600 square feet), Area 3 office (1400 square feet), Area 4 shop (2760 square feet), Area 5 shop (3000 square feet), prorated common areas (428 square feet), and prorated common shop area (1140 square feet) attached hereto and hereby made a part hereof (the "Leased Premises"). The Leased Premises consist of the portions of the Property which Sublessee occupied immediately prior to commencement of this Sublease.

2. TERM. The term of this Sublease shall commence as of 12:01 a.m., local time August 1, 1999, and unless sooner terminated in accordance with the provisions of this Sublease, shall end at 11:59 p.m., local time July 31, 2000. Sublessee shall have the option to terminate any or all areas identified in section 1 of this Sublease prior to expiration of the term by providing Saturn with written notice of termination at least ninety (90) days prior to the desired date of termination. The term of this Sublease shall automatically end with the termination of the Primary Lease (defined in Section 5 below). It is expressly understood that Saturn has no obligation to extend or renew the Primary Lease beyond its present term and Saturn will have no liability or obligation to Sublessee in the event of a premature termination of the Primary Lease, or an eviction by the landlord under the Primary Lease. Saturn may allow for an additional 1 year term for area 2 provided that the Sublessee requests such an extension in writing 90 days prior to the Sublease termination date.

3. BASIC RENTAL. Sublessee, in consideration of this Sublease, shall pay to Saturn as basic rental based on current occupancy, monthly installments in advance upon the first day of each and every month, the sum of Twenty Five Thousand Five Hundred Three and 53/100 Dollars ($25,503.53). This rental payment is calculated based on an office area and common area rental rate of $17.10 per square foot, and a shop area and common area rental rate of $12.60 per square foot. Monthly rental payment shall be adjusted based on occupancy during the billing month. It is the intent of the parties hereto that this is a modified gross lease and that Sublessee shall not have any payment obligations to Saturn other than (a) basic rental provided for above, (b) Sublessee's obligations to pay for telephone usage charges and any additional or different telephone equipment which the Sublessee may install or use in the Leased Premises, and (c) Sublessee's personal property taxes applicable to the Leased Premises of Sublessee's personal property to the extent included in Sublessee's taxes.

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4.   USE OF THE LEASED PREMISES. The Leased Premises may be used and occupied by the Sublessee for light industrial (including, but not limited to, engineering, design, modeling, and model making, testing and production, prototype manufacture), research and office purposes only and for no other purpose or purposes without the prior written consent of Saturn. Sublessee covenants and agrees that it shall not use, or suffer or permit to be used, the Leased Premises, or any part thereof, for any purpose or in any manner in violation of any law, ordinance, regulation or restriction affecting the Leased Premises, and that, on any breach hereunder, Saturn may, at its option, immediately terminate this Sublease and re-enter and repossess the Leased Premises.

5.   PRIMARY LEASE.


     a) Sublessee hereby acknowledges and agrees that the leasehold interest granted pursuant to this Sublease is subject and subordinate to the terms, conditions and provisions of that certain Lease dated November 17, 1998 (the "Primary Lease"), by and between Anthony Bennett Properties, as "Landlord," and Saturn, as "Tenant," all of which are incorporated herein and by this reference made a part hereof.

     b) Where, pursuant to the Primary Lease, the "Tenant" therein is obligated to give notice to and/or secure the consent or approval of the "Landlord" therein, Sublessee shall give notice to and/or secure the consent or approval of both "Landlord" and Saturn.

     c) Saturn shall have vis-a-vis Sublessee and this Sublease, all the rights (but not the obligations) reserved unto or granted to the "Landlord" pursuant to the Primary Lease, all of which are incorporated herein and by this reference made a part hereof, and Sublessee shall observe and acknowledge all such rights as if it were "Tenant" and Saturn were "Landlord" under the Primary Lease; provided, however, that in no event shall any period of time for performance or opportunity to cure of Sublessee extend beyond the last day for performance or opportunity to cure by Saturn under the Primary Lease.

     d) Sublessee shall make all rental payments under this Sublease directly to Saturn and not to "Landlord" or any other party.

     e) Notwithstanding anything herein to the contrary, Saturn shall have no obligation to perform the obligations of the "Landlord" under the Primary Lease and in no event shall Sublessee be relieved of or released from any of its obligations or duties under this Sublease by reason of any non-performance by "Landlord" under the Primary Lease.

     f)   The foregoing notwithstanding, Sections 1, 2, 3, 4, 6, 7.03, 29.05 and
          29.14 of the Primary Lease shall not be incorporated herein nor made a part hereof, and neither Sublessee nor Saturn shall have, by virtue of this Sublease, any obligations to each other with respect thereto.

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6.   REPAIRS AND ALTERATIONS. Saturn, after receiving written notice from
     Sublessee and having reasonable opportunity to obtain the necessary workers and supplies therefor, agrees to keep in good order and repair the Leased Premises and every part thereof and improvements thereon, except for any repair necessitated by the negligence or willful act of Sublessee, its agents or employees or others acting by or through Sublessee. Sublessee shall, at its own expense under penalty of forfeiture and damages, at all times maintain the Leased Premises in a clean and orderly and sanitary condition satisfactory to Saturn, and shall promptly comply with all laws, ordinances, regulations and restrictions affecting the Leased Premises. Sublessee covenants and agrees that it will make no repairs, alterations, additions or improvements to the Leased Premises without the prior written consent of Saturn and the "Landlord" under the Primary Lease if required by the Primary Lease. All improvements, alterations, additions and repairs shall remain upon and be surrendered with the Leased Premises at the termination of this Sublease, without molestation or injury.

7. INSURANCE. Sublessee covenants and agrees that it will, at its own expense, procure and maintain in full force and effect at all times during the term of this Sublease and any renewal thereof all insurance coverage required to be obtained by Saturn under the Primary Lease, except that Sublessee shall not be obligated to carry the hazard, flood, boiler and machinery or loss of rents insurance required pursuant to Section 8.04 of the Primary Lease. With respect to all insurance policies required hereunder, all of such policies shall be written in favor of, and name as additional insureds or loss payees as directed by Saturn, Saturn and the "Landlord" under the Primary Lease and each mortgagee of the Property under each mortgage of the Property to which this Sublease is subordinate, and shall require not less than thirty (30) days prior written notice to be delivered to Saturn by the insurance company prior to cancellation, termination, lapse, non-renewal or forfeiture. Sublessee agrees to promptly deliver certificates of insurance to Saturn upon demand, to pay all premiums therefor before due and to deliver paid receipts therefor. Upon any failure of Sublessee to so maintain such insurance, Saturn may, at its option, obtain any such insurance and the cost thereof shall be paid, with interest, by Sublessee as provided in Section 8 hereof, but any act or failure to act on the part of Saturn in obtaining insurance shall not operate to relieve or release Sublessee of any liability.

8. EXPENDITURES BY SATURN. If the Sublessee shall default in any payment or expenditure other than basic rental required to be paid or expended by the Sublessee under the terms hereof, Saturn may, at its option, make such payment or expenditure, in which event the amount thereof shall be payable as additional rental to Saturn by the Sublessee within five (5) days after receipt of an invoice from Saturn, together with interest at fifteen percent (15%) per annum on the amount of any such payment or expenditure from the date of such payment or expenditure by Saturn. In default of such payment, Saturn shall have the same remedies as on default in payment or rent.

9. PLACE OF PAYMENT. All payments of rent and other sums to be made to Saturn shall be made to Saturn at its address set forth above or at such place as Saturn shall designate in writing from time to time.

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10.  ASSIGNMENT. Subleasee covenants not to assign or transfer this Sublease or hypothecate or mortgage the same, or sublet the Leased Premises or any part thereof, without the prior written consent of Saturn, which consent shall not be unreasonably withheld; provided that Subleasee shall be allowed to assign or sublet the Leased Premises to an affiliate or subsidiary of Subleasee, without Saturn's consent so long as Subleasee provides notice to Saturn of such assignment or subletting and, provided, further, that any such assignment or sublet shall not relieve Subleasee of any of its responsibilities or liabilities under this Sublease. Any assignment, transfer, hypothecation, mortgage or subletting without said written consent shall give Saturn the right to terminate this Sublease and to re-enter and repossess the Leased Premises. Upon notice to and receipt of the written consent of Saturn, which consent shall not be unreasonably withheld, Subleasee shall be permitted to allow entities that it does business with, including DaimlerChrylser Advance Service Bay Diagnostics, to place workers on the Leased Premises. The notice to Saturn shall contain the name of the entity, the number of workers, a general description of the type of work that will be performed, the anticipated time period for using the Leased Premises, and such other information as Saturn may reasonably request. Subleasee is currently allowing DaimlerChrysler Advance Service Bay Diagnostics to place works at the Premises and to perform work at the Premises. Saturn and the Landlord consent to such placement and use of the Premises.

11. RIGHT TO MORTGAGE; NONDISTURBANCE. Saturn reserves the right to subject and subordinate this Sublease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Saturn's interest in the Property, or any part thereof or any buildings or improvements thereon, and Subleasee covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Sublease to the lien of any such mortgage or mortgages as shall be desired by Saturn and any mortgagees or proposed mortgagees, and hereby irrevocably appoints Saturn the attorney-in-fact of Sublessee to execute and deliver any such instrument for and in the name of Subleasee. Saturn covenants that so long as Subleasee is not in default in the terms and conditions of this Sublease, Subleasee shall peaceably and quietfully hold and enjoy the Leased Promises for the term hereof without interference by Saturn or any other person claiming by, through or under Saturn.

12. ACCEPTANCE OF LEASED PREMISES. Subleasee acknowledges that it has examined the Leased Premises prior to the making of this Sublease, and knows the condition thereof, and that no representations or warranties as to the Condition or state of repairs thereof have been made by Saturn, or its agents, and the Subleasee hereby accepts the Leased Premises in their present "AS IS" condition.

13. INSPECTION. Saturn or its authorized agents shall have the right but not the obligation to enter upon the Leased Premises at all reasonable times for the purpose of inspecting same upon providing Subleasee twenty-four
     (24) hours notice of its desire to inspect the Leased Premises. If any repairs or maintenance activities shall be necessary, Subleasee shall allow Saturn to make the same.

14. HOLDING OVER. In the event of Subleasee holding over after termination of this Sublease, a tenancy from month to month shall thereafter exist in the absence of a written agreement to the

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     contrary, except that the rental for each month will be one hundred fifty percent (150%) of the base monthly installment of rental payable the last month during the term of this Sublease. This provision shall not preclude Saturn from recovering immediate possession of the Leased Premises and any and all damages Saturn may incur as a result of Sublessee's failure to timely deliver possession of the Leased Premises to Saturn.

15. RIGHT TO SHOW LEASED PREMISES. Sublessee agrees that, during the sixty (60) days next preceding the expiration of the term of this Sublease, it will at all reasonable hours upon twenty-four (24) hours notice from Saturn permit Saturn or its duly authorized agents to show the Leased Premises to persons wishing to lease same, and to place a notice which will not interfere with the business of Sublessee on the Leased Premises offering the Leased Premises "For Rent" and Sublessee hereby agrees to permit the notice to remain at the Leased Premises without hindrance or molestation.

16. INDEMNIFICATION. Sublessee undertakes and agrees to, defend, indemnify and hold harmless, Saturn and its affiliates, subsidiaries, directors, officers, agents, employees, lenders, successors and assigns and Landlord and Landlord's mortgagee against any and all loss, damage, liability, cost and expense (including, but not limited to, court costs and reasonable attorneys fees) which may be caused or contributed to by the acts, omissions or operations of Sublessee (including those of Sublessee's employees, agents and invitees (including workers of entities for which Sublessee does business who are allowed on the Leased Premises) on or about the Leased Premises or any common areas. Saturn undertakes and agrees to save, defend and hold harmless Sublessee and its affiliates, subsidiaries, directors, officers, agents, employees, lenders, successors and assigns against any and all loss, damage, liability, cost and expense (including, but not limited to, court costs and reasonable attorneys fees) which may be caused or contributed to by the acts, omissions or operations of Saturn (including those of Saturn's employees, agents and invitees) on or about the Property or any common areas.

17. OWNER CONSENT. This Sublease is contingent upon receipt of written consent to this Sublease by the Landlord under the Primary Lease on or before October 15, 1999, and either party may terminate this Sublease by written notice to the other if such consent is not obtained on or before such date.

18. ACCESS TO CERTAIN AREAS. The conference room located on the second floor of the Property is not included in the Leased Premises being leased by the Sublessee; however, such conference room may be used by Sublessee, subject to availability, on an advance reservation basis only. Sublessee shall have the right to use the following common areas: lobby, smoking area and lunch room. Sublessee shall also have the right to use the computer room; provided that Saturn shall have exclusive control over the access to and security for the computer room and provided, further, that Sublessee complies with all internal policies and procedures regarding access to and use of the computer room.

19. SIGNS. Subject to the prior written approval of the size, type, wording and proposed location of any proposed signage from Saturn, the "Landlord" under the Primary Lease and the City of Auburn Hills, Sublessee shall have the right, at Sublessee's sole cost, expense and risk, to keep


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     in place any existing signs located inside the building. Sublessee acknowledges and agrees that it will remove at its sole cost, expense and risk, its existing "MSX International" sign from the outside of the building within thirty (30) days of Saturn's request.

20. PARKING SPACES. Sublessee shall have the right to use no more than twenty percent (20%) of the parking spaces in the parking lot that is part of the Property for its employees, agents and invitees.

21. CUMULATIVE REMEDIES. All rights, remedies and benefits under this Sublease shall be cumulative and shall not be exclusive of any other rights, remedies and benefits conferred by law or by this Sublease.

22. WAIVER. No waiver of any provision of this Sublease, or of the breach thereof, shall be construed as a continuing waiver or shall constitute a waiver of such provision or breach or of any other provision or breach.

23. SUCCESSORS AND ASSIGNS. This Sublease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and permitted assignees.

24. INTERPRETATION, READINGS. The paragraph headings herein are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of this Sublease. Each separately numbered section (and portions thereof) of this Sublease shall be treated as severable, to the end that if any one or more such sections shall be adjudged or declared illegal, invalid or unenforceable, this Sublease shall be interpreted, and shall remain in full force and effect, as though such section or sections (or portions thereof) had never been contained in this Sublease. Whenever reasonably necessary in the interpretation of this Sublease, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns.

     This Sublease shall be governed by and construed in accordance with the laws of the State of Michigan. If any provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and each provision of the Sublease shall be valid and enforceable to the fullest extent permitted by law.

25. NOTICES. All bills, notices, statements, communications, or demands (collectively, "notices or demands") upon Saturn or Sublessee desired or required to be given under any of the provisions of this Sublease must be in writing. Any such notices or demands will be deemed to have been duly and sufficiently given if a copy thereof has been personally delivered, mailed by United States certified mail, return receipt requested, postage prepaid, or sent via overnight courier service to the other party at the address of the party set forth above (addressed to Sublessee's Controller and addressed to Saturn's Vice President of Global Processes and Saturn's Corporate Counsel, or such other address as the party may have last furnished in writing to the other party for such purpose. The effective date of such notice or demand will be deemed to be the time when personally delivered, mailed or sent via overnight courier as herein provided.

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26.  ENTIRE AGREEMENT. This Sublease constitutes the entire agreement of the parties hereto; all prior and contemporaneous agreements between the parties, whether written or oral, are merged herein and shall be of no force or affect. This Sublease may only be changed, modified or discharged by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.














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     IN WITNESS WHEREOF, Saturn and Sublessee have executed this Sublease as of the day and year first above written.

SATURN:

SATURN ELECTRONICS & ENGINEERING, INC.

By:/s/ Jeff Reddy
   -----------------------------
   Its: V.P. Process Ergr.
       -------------------------

SUBLESSEE:

MSX INTERNATIONAL ENGINEERING SERVICES, INC.

By: Fred Minturn
   -----------------------------
   Its: Vice President
       -------------------------

                               CONSENT BY LANDLORD

THE UNDERSIGNED, ANTHONY BENNETT PROPERTIES, A MICHIGAN CO-PARTNERSHIP AND THE LANDLORD UNDER THE PRIMARY LEASE DESCRIBED IN THE FOREGOING SUBLEASE, HEREBY ACKNOWLEDGES AND CONSENTS TO SUCH SUBLEASE.

                                            ANTHONY BENNETT PROPERTIES
                                            BY:
                                               ---------------------------------
                                               ITS:
                                                   -----------------------------
DATED:       ,1999
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